Exhibit 3.181

BYLAWS

OF

US SPRINT COMMUNICATIONS COMPANY
OF NEW HAMPSHIRE, INC.
(a New Hampshire corporation)

ARTICLE I
SHAREHOLDERS

1.
CERTIFICATES REPRESENTING SHARES.  Certificates representing shares shall set forth thereon the statements prescribed by Section 293-A:23 of the New Hampshire Business Corporation Act (“Business Corporation Act”) and by any other applicable provision of law, and shall be signed by the President or a Vice-President and an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of such signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he were the officer, transfer agent, or registrar at the date of its issue. Each certificate representing shares shall state upon its face that the corporation is organized under the laws of this state; the name of the person to whom issued, and the number and class of shares, and the designation of the series, if any, which the certificate represents.

2.
FRACTIONAL SHARE INTERESTS OR SCRIP. The corporation may issue fractions of a share, arrange for the disposition of fractional interests by those entitled to a fraction of a share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined, or issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of the scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided in the scrip, entitle the holder to exercise voting rights, to receive dividends on the fractional share and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which the scrip is exchangeable may be sold by the corporation and the proceeds of the sale distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable.

3.
SHARE TRANSFERS.  Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an Assistant Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to an Assistant Secretary of the corporation, shall be so expressed in the entry of transfer.

4.
RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment of a meeting, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining the shareholders entitled to notice of, or to vote at, a meeting of shareholders, the books shall be closed for at least ten days immediately preceding the meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, the date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment of the meeting.

5.
MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “shareholder” or “shareholders” refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or. more classes or series of shares or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.
SHAREHOLDER MEETINGS.

— TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business Corporation Act confers the right to call a special meeting upon the shareholders.

— PLACE. Annual meetings and special meetings shall be held at such place within or without the State of New Hampshire as the directors shall from time to time fix. Upon the failure to fix such place, the meeting shall be held at the registered office of the corporation in New Hampshire.

— CALL. Annual meetings may be called by the Board of Directors or the President or an Assistant Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares.

— NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Business Corporation Act) nor more than fifty days before the date of the meeting, either personally or by mail, at the direction of the President, or the officer or persons calling the meeting, to each shareholder. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Act. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage prepaid. Whenever any notice is required to be given to any shareholder, a waiver of the notice in writing signed by him, whether before or after the time stated in the notice, shall be equivalent to giving the notice. Attendance of a shareholder in person or by proxy at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

— VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at the meeting or any adjournment of the meeting, arranged in alphabetical order, with the address aggregate contain the required signatures, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with an Assistant Secretary of the corporation.

ARTICLE II
BOARD OF DIRECTORS

1.
FUNCTIONS GENERALLY – COMPENSATION.  Except as may be otherwise provided in the Business Corporation Act or the Articles of Incorporation, all corporate powers shall be exercised by or under authority of, and the business and the affairs of the corporation shall be managed under the direction of, a Board of Directors. The Board may fix the compensation of directors unless otherwise provided in the Articles of Incorporation.

2.
QUALIFICATIONS AND NUMBER. Each director shall be a natural person of full age. A director need not be a shareholder, a citizen of the United States, or a resident of the State of New Hampshire. The initial board of Directors shall consist of three persons, which is the number of directors fixed in the Articles of Incorporation, and which shall be the fixed number of directors until changed. The number of directors shall never be less than one. Subject to the foregoing limitation and except for the initial Board of Directors, such number may be fixed from time to time by action of the shareholders or of the Board of Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.
ELECTION AND TERM. The initial Board of Directors shall consist of the directors named in the Articles of Incorporation and shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders which have not been filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists, and any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the succeeding annual meeting of shareholders.

4.
MEETINGS.

—  TIME. Meetings shall be held on the last Monday of February of each year, if not a holiday, and if a holiday, then on the next secular day following as soon thereafter as practicable, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

— PLACE. Meetings shall be held at such place within or without the State of New Hampshire as shall be fixed by the Board.

— CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

— NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

—  QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum. Except as herein otherwise provided, and except as may be otherwise provided by the Business Corporation Act or the Articles of Incorporation, the act of the Board shall be the act of a majority of the directors present at a meeting at which a quorum is present. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of said Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence at a meeting.

— CHAIRMAN OF THE MEETING. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or any other director chosen by the Board.

5.
REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, the entire Board of Directors or any individual director may be removed from office with or without cause by the vote of the shareholders holding at least a majority of the shares. In case the entire Board of any one or more directors be so removed, new directors may be elected at the same meeting.

6.
COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors except such authority as may not be delegated under the Business Corporation Act.

7.
WRITTEN ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee, if any, may be taken without a meeting if a consent in writing, which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

ARTICLE III
OFFICERS

The corporation shall have a President, one or more Vice-Presidents, a Secretary who shall be a resident of the State of New Hampshire and the registered agent of the corporation in the State of New Hampshire, a Treasurer, and one or more Assistant Secretaries, each of whom shall be elected or appointed by the directors, and have such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the Board of Directors or may be chosen in such other manner as the directors shall determine. Any two or more offices may be held by the same person.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

The officers and agents of the corporation shall have the authority to perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be, provided, however, that the duties of the Secretary shall be limited to those duties explicitly imposed on the registered agent as such registered agent by the Business Corporation Act.

ARTICLE IV
REGISTERED OFFICE AND AGENT

The address of the initial registered office of the corporation and the name of the initial registered agent of the corporation are set forth in the original Articles of Incorporation of the corporation.

ARTICLE V
CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

ARTICLE VI
FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VII
DIVIDENDS

The Board of Directors may, from time to time, declare and the corporation may pay dividends in the manner, and upon the terms and conditions as set forth by the New Hampshire Business Corporation Act and the Articles of Incorporation.

ARTICLE VIII
CONTROL OVER BYLAWS

The power to alter, amend, and repeal the Bylaws and to make new Bylaws shall be vested in the Board of Directors.

I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of US Sprint Communications Company of New Hampshire, Inc., a corporation of the State of New Hampshire, as in effect on the date hereof.

WITNESS my hand and the seal of the corporation.

Dated:

/s/ Peggy Grant-Cobb
Assistant Secretary of US Sprint
Communications Company of
New Hampshire, Inc.

STATEMENT OF UNANIMOUS CONSENT
TO ACTION TAKEN IN LIEU OF AN
ANNUAL MEETING OF THE BOARD OF DIRECTORS
OF US SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

In lieu of the annual meeting of the Board of Directors of US Sprint Communications Company of New Hampshire, Inc., a New Hampshire corporation (“Corporation”), the undersigned, being all of the duly elected directors of said Corporation and acting pursuant to the New Hampshire Business Corporation Act and the Bylaws of the Corporation, do hereby severally and collectively consent to the adoption of the following resolutions, the same declared to be authorized and effective as of February 24, 1992:

RESOLVED, that it is deemed advisable that Article FIRST of the Articles of Incorporation of this Corporation be amended so as to read in its entirety as follows:

“FIRST: The name of the Corporation is Sprint Communications Company of New Hampshire, Inc.”

and that said amendment be submitted to the shareholders for their consideration.

FURTHER RESOLVED, that the following persons are hereby elected to the office indicated, to serve in such capacities until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified:

Name	Office

Ronald T. LeMay B. A. Bianchino Thomas W. Morse Peggy Grant-Cobb M. Jeannine Strandjord	President Vice President Secretary Assistant Secretary Treasurer

FURTHER RESOLVED, that the annual meeting of shareholders shall be held on the last Monday of February of each year, if not a holiday, and if a holiday, then on the next secular day following as soon thereafter as practicable.

IN WITNESS WHEREOF, the undersigned, each in his a member of the Board of Directors of the his consent to the above resolutions by below.

/s/ Ronald T. LeMay
Ronald T. LeMay

/s/ B. A. Bianchino
B. A. Bianchino

/s/ David M. Eisenberg
David M. Eisenberg

STATEMENT OF UNANIMOUS CONSENT
TO ACTION TAKEN IN LIEU OF AN
SPECIAL MEETING OF THE BOARD OF DIRECTORS
OF US SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

In lieu of a special meeting of the Board of Directors of Sprint Communications Company of New Hampshire, Inc., a New Hampshire corporation (“Corporation”), the undersigned, being all of the duly elected directors of said Corporation and acting pursuant to the New Hampshire Business Corporation Act and the Bylaws of the Corporation, do hereby severally and collectively consent to the adoption of the following resolutions, the same declared to be authorized and effective as of January 12, 1993:

Resolutions Regarding Registered Agent and
Secretary of the Corporation

WHEREAS, effective January 1, 1993, the New Hampshire Business Corporation Act no longer requires that the registered agent of the corporation must also be the Secretary of the Corporation; and

WHEREAS, Peggy Grant-Cobb is no longer associated with the Corporation; now, therefore, be it

RESOLVED, that the registered agent of this Corporation in the State of New Hampshire be changed from Thomas W. Morse to The Prentice-Hall Corporation System, Inc.

FURTHER RESOLVED, that the resignation of the Secretary of this Corporation, Thomas W. Morse, be and it hereby is accepted, and that Marion W. O’Neill be and she hereby is elected Secretary of this Corporation.

FURTHER RESOLVED, that Peggy Grant-Cobb be and she hereby is removed as Assistant Secretary of the Corporation and that Michael T. Hyde be and he hereby is elected Assistant Secretary of this Corporation.

FURTHER RESOLVED, that the proper officers of this Corporation be and they hereby are authorized and directed to prepare, execute, file and record or cause to be prepared, executed, filed, and recorded any and all documents necessary to effect the foregoing resolutions.

* * * * *

Resolutions Amending Bylaws of the Corporation

RESOLVED, that Article I, Section 1 of the Bylaws of the Corporation be and it hereby is amended to read as follows:

 1. CERTIFICATES REPRESENTING SHARES. Certificates representing shares shall set forth thereon the statements prescribed by the New Hampshire Business Corporation Act (“Business Corporation Act”) and by any other applicable provision of law, and shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. Any or all of such signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if he were the officer, transfer agent, or registrar at the date of its issue. Each certificate representing shares shall state upon its face that the corporation is organized under the laws of this state, the name of the person to whom issued, and the number and class of shares, and the designation of the series, if any, which the certificate represents.

FURTHER RESOLVED, that Article I, Section 3 of the Bylaws be and it hereby is amended to read as follows:

 3. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or an Assistant Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or an Assistant Secretary of the corporation, shall be so expressed in the entry of transfer.

FURTHER RESOLVED, that the paragraphs entitled “Call”, “Conduct of Meeting” and “Proxy Representation” in Article I, Section 6 of the Bylaws be and they hereby are amended to read as follows:

— CALL. Annual meetings may be called by the Board of Directors or the President or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or by the holders of at least one-tenth of the shares.

— CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary or an Assistant Secretary shall act as secretary of every meeting, but, if no such officer is present, the Chairman of the meeting shall appoint a secretary of the meeting.

— PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether for the purposes of determining his presence at a meeting, or whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting, or otherwise. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney-in-fact, and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

FURTHER RESOLVED, that Article I, Section 7 of the Bylaws be and it hereby is amended to read as follows:

 7. WRITTEN ACTION.          Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing which may be contained in a single document or may be contained in more than one document so long as the documents in the aggregate contain the required signatures, setting forth the action so taken, shall be signed by all of the shareholders and shall be filed with the Secretary of the corporation.

FURTHER RESOLVED, that Article III of the Bylaws be and it hereby is amended to read as follows:

 ARTICLE III
OFFICERS

1.
ELECTION. The corporation shall have a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors, and have such other officers and assistant officers and agents as may be deemed necessary, each or any of whom may be elected or appointed by the Board of Directors or may be chosen in such other manner as the Board of Directors shall determine. Any two or more offices may be held by the same person.

 Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

2.
PRESIDENT. Unless the Board of Directors otherwise provides, the President shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in such office and shall perform such other duties as are authorized by the Board of Directors. The President shall sign all contracts, certificates and other instruments of the corporation as authorized by the Board of Directors.

3.
VICE PRESIDENT. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President, then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

4.
SECRETARY. The Secretary shall keep the minutes of all meetings of shareholders and of the Board of Directors and issue notices of such meetings as necessary. The Secretary shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties normally incident to the office of Secretary, subject to the direction of the Board of Directors. During the absence of the Secretary, or such officer’s inability to act, an Assistant Secretary shall perform all the duties of the Secretary and such other duties as may be requested.

 5.
TREASURER. The Treasurer shall have care and custody of all money and securities of the corporation and shall give bond in such sum and with such sureties as the Board of Directors may specify, conditioned upon the faithful performance of the duties of the office. The Treasurer shall keep regular books of account and, when directed by the Board of Directors, shall submit to each director a statement of the condition of the business and accounts of the corporation; and the Treasurer shall perform all such other duties as are incident to the office. During the absence of the Treasurer, or such officer’s inability to act, an Assistant Treasurer shall perform all the duties of the Treasurer and such other duties as may be required.

6.
OTHER OFFICERS. Each other officer of the corporation shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors.

 IN WITNESS WHEREOF, the undersigned, each in his individual capacity as a member of the Board of Directors of Sprint Communications Company of New Hampshire, Inc., signifies his consent to the above resolutions by affixing his signature below.

/s/ Ronald T. LeMay
Ronald T. LeMay

/s/ B. A. Bianchino
B. A. Bianchino

/s/ David M. Eisenberg
David M. Eisenberg